EXHIBIT 99.1


                           GATEWAY ENERGY CORPORATION
                  ANNOUNCES ELECTION OF CHIEF FINANCIAL OFFICER

HOUSTON, TEXAS, June 16, 2005 - Gateway Energy Corporation (OTC BB: GNRGE.OB) announced today that the Board of Directors elected Christopher Rasmussen as the Company's Chief Financial Officer. Gateway Energy has had a vacancy in the Chief Financial Officer position since November 2004.

Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems and related facilities in Texas and Oklahoma and offshore in Texas and federal waters of the Gulf of Mexico. The Company also holds a license for a state-of-the-art, patented process for the rejection of nitrogen from natural gas streams.

Contact: Erhonda Jackson, (713) 336-0844.

Website: WWW.GATEWAYENERGY.COM

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